BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2007

AND

INDEPENDENT AUDITORS' REPORT

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

Page

Independent Auditors' Report	1

Financial Statements

Consolidated Balance Sheet	2

Consolidated Statement of Operations for the year ended December 31, 2007
and for the period September 5, 2006 (inception) through December 31, 2007	3

Consolidated Statement of Changes in Stockholders’ Equity for the year ended
December 31, 2007 and for the period September 5, 2006 (inception) through
December 31, 2007	4

Consolidated Statement of Cash Flows for the year ended December 31, 2007
and for the period September 5, 2006 (inception) through December 31, 2007	5

Notes to Financial Statements	6

INDEPENDENT AUDITORS' REPORT

To the Stockholders
Beacon Energy Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Beacon Energy Corp. and Subsidiaries (A Development Stage Company) as of December 31, 2007 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Beacon Energy Corp. and Subsidiaries (A Development Stage Company) as of December 31, 2007, and the results of its operations, changes in stockholders’ equity and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The financial statements of Beacon Energy Corp. for the period from September 5, 2006 (inception) through December 31, 2006 included in the cumulative totals September 5, 2006 (inception) through December 31, 2007 were audited by other auditors whose report dated October 4, 2007 expressed an unqualified opinion on those statements.

March 11, 2008

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

ASSETS
Current assets
Cash and cash equivalents	$5,881,996
Marketable securities	3,350,000
Notes receivable	650,000
Interest receivable	49,620
Prepaid expenses and other current assets	73,271
Total current assets	10,004,887

Property and equipment - at cost, less accumulated depreciation	27,807
Notes receivable	816,990
Investment in Terra Bioenergy, LLC	3,654,179
$14,503,863
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$34,960
Due to related parties	186,530
Total current liabilities	221,490

Commitments and contingencies

Stockholders' equity
Common stock	650
Additional paid in capital	15,267,663
Deficit accumulated during the development stage	(985,940)
14,282,373
$14,503,863
See accompanying notes to consolidated financial statements.

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF OPERATIONS

		Cumulative Totals
		September 5,
		2006
	Year Ended	(Inception) through
	December 31,	December 31,
	2007	2007
Revenue	$-	$-
Costs and expenses
General and administrative expenses	1,150,526	1,486,669
Depreciation	5,198	6,359
	1,155,724	1,493,028
Operating loss	(1,155,724)	(1,493,028)

Other income
Interest income	393,336	452,909
Equity in earnings of Terra Bioenergy, LLC	54,179	54,179

Net loss	$(708,209)	$(985,940)

See accompanying notes to consolidated financial statements.

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

			(Deficit)
			Accumulated
		Additional	During the
	Common	Paid-In	Development
	Stock	Capital	Stage	Total
Balance, September 5, 2006 (Inception)	$-	$-	$-	$-
Issuance of 427,400 shares of common
stock for cash	427	9,005,823	-	9,006,250
Compensation expense on common
stock issued	-	150,000	-	150,000
Net loss	-	-	(277,731)	(277,731)
Balance, December 31, 2006	427	9,155,823	(277,731)	8,878,519
Issuance of 219,586 shares of common
stock for cash	223	6,111,840	-	6,112,063
Net loss	-	-	(708,209)	(708,209)
Balance, December 31, 2007	$650	$15,267,663	$(985,940)	$14,282,373

See accompanying notes to consolidated financial statements.

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS

		Cumulative Totals
		September 5,
		2006
		(Inception)
	Year Ended	through
	December 31,	December 31,
	2007	2007
Cash flows from operating activities
Net loss	$(708,209)	$(985,940)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation	5,198	6,359
Stock compensation expense	-	150,000
Equity in earnings of Terra Bioenergy LLC	(54,179)	(54,179)
Changes in assets and liabilities
Interest receivable	(48,502)	(49,620)
Prepaid expenses and other current assets	(70,398)	(73,271)
Accounts payable and accrued expenses	30,424	34,960
Due to related party	144,045	186,530
Net cash used in operating activities	(701,621)	(785,161)
Cash flows from investing activities
Purchase of marketable securities	(2,850,000)	(3,350,000)
Purchase of equipment	(3,526)	(34,166)
Notes receivable issued	(1,466,990)	(1,466,990)
Investment in Terra Bioenergy LLC	(3,600,000)	(3,600,000)
Net cash used in investing activities	(7,920,516)	(8,451,156)
Cash flows from financing activities
Proceeds from issuance of common stock	6,112,063	15,118,313
Net cash provided by financing activities	6,112,063	15,118,313
Net increase (decrease) in cash and cash equivalents	(2,510,074)	5,881,996
Cash and cash equivalents, beginning of period	8,392,070	-
Cash and cash equivalents, end of period	$5,881,996	$5,881,996

See accompanying notes to consolidated financial statements.

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
Beacon Energy Corp. and Subsidiaries (formerly AgriFuel Co.) (the "Company") a development stage company, was incorporated in the state of Delaware on September 5, 2006. The Company was organized to produce and market biofuels refined from waste vegetable oil, fats, and agricultural feedstocks. As of December 31, 2007, 47% of the total voting percentage of common stock of the Company was owned by Metalico, Inc. (“Metalico”). For the period ending December 31, 2007, the Company has been consolidated with the results of Metalico due to Metalico having a controlling financial interest when its direct ownership is combined with Metalico’s executive officer's holdings in the Company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and their reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation
The consolidated financial statements include the accounts of Beacon Energy Corp. and its wholly owned subsidiaries, AgriFuel United Biofuels Inc., AgriFuel BBD Holding Co. Inc. and AgriFuel Terra Farms, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
For the purpose of reporting cash flows, the Company considers all highly liquid debt instruments purchased with original maturities of three months or less, and money market accounts to be cash equivalents.

Concentrations of Credit Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. At times, cash in banks is in excess of the FDIC insurance limit. The Company has not experienced any loss as a result of those deposits and does not expect any in the future.

Marketable Securities
The Company’s marketable securities are recorded at fair value using quoted market prices and classified as available-for-sale. Realized gains and losses on available-for-sale securities are computed using the specific identification method.

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equipment
Equipment is stated at cost. Depreciation is provided on a straight-line basis over the estimated service lives of the respective classes’ equipment ranging between 3 and 7 years for office furniture, fixtures and equipment.

Accounting for Investments
Beacon Energy Corp. owns three investments through its wholly-owned subsidiaries. The investments in notes receivable from United Biofuels, Inc. and Buffalo Biodiesel, Inc. have been accounted for using the cost method and the investment in limited liability company interests in Terra Bioenergy, LLC has been accounted for under the equity method of accounting.

Income Taxes
Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets have been reduced by a valuation allowance because, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

2 - SUBSIDIARY INVESTMENTS

In January 2007, the Company, through its wholly owned subsidiary AgriFuel BBD Holding Co. Inc. purchased through a series of advances, a secured convertible note bearing interest at 10% per year and issued by Buffalo Biodiesel, Inc. (BBD), a Buffalo, NY based company. BBD’s business strategy is focused on the collection of used restaurant cooking oil from local restaurants, also known as waste vegetable oil (WVO), the treatment of such WVO and then the sale of such WVO to the animal feed market or the biodiesel production market. The maximum principal amount of the note is not to exceed $290,000 with an initial advance of $120,000 and the remaining $170,000 advanced on an as needed basis to fund equipment purchases and other general working capital needs. Upon complete funding, the note is convertible into BBD equity equal to 52.5% of the fully diluted share capital of BBD. The note is secured by all the assets of BBD and unless previously converted, the note matures on December 31, 2008. At December 31, 2007, the total advances amounted to $240,000. In April 2007, the Company purchased a working capital note of up to $250,000 bearing interest at 7.75% which matures on October 1, 2013. Advances could be requested up until October 1, 2007. The final balance of the note is $52,000. Payments commenced on May 1, 2007 with six payments of interest only in arrears, followed by seventy-one monthly payments each in the amount equal to one-fifty-ninth of the then outstanding balance of principal balance plus all interest accrued and unpaid, and a final payment of the entire outstanding balance of principal plus accrued interest on October 1, 2013.

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - SUBSIDIARY INVESTMENTS (continued)

In January 2007, the Company, through its wholly owned subsidiary AgriFuel United Biofuels Inc., completed a $925,000 investment in United Biofuels, Inc. (United), a York, PA based biodiesel production company. The total $925,000 investment is comprised of $765,000 in 5% secured convertible notes and $160,000 of 5% senior secured promissory notes. The $765,000 convertible notes are being funded through a series of advances and totaled $764,990 though December 31, 2007. Upon complete funding and the expansion as described below, the notes will be mandatorily convertible into 45% of the fully diluted share capital of United. The $160,000 in promissory notes have been fully funded and are repayable in $20,000 monthly installments commencing January 2008. Subsequent to the conversion the initial investment provides the Company with a 45% ownership stake in United and the Company has an option to purchase an additional 15% at an agreed upon valuation formula. United began operations in the summer of 2006 and currently produces biodiesel at an annualized rate of 700,000-1,000,000 gallons per year. United has just completed the upgrading and expansion of its production capacity. With such expansion and upgrade United is now able to produce biodiesel at an annualized rate in excess of 3 million gallons per year, utilizing various feedstocks including a wide range of plant and animal based oils. In September 2007 and in November 2007, the Company purchased working capital term notes of $50,000 and $200,000 respectively bearing interest at 7% and maturing on January 1, 2009. Interest begins accruing on January 1, 2008 with interest payable quarterly in arrears commencing April 1, 2008 and thereafter the first day of July, October and January.

In April 2007, the Company, through its wholly owned subsidiary AgriFuel Terra Farms, LLC, completed a $3.6 million investment in Terra Bioenergy LLC (Terra), a St. Josephs, Missouri based development stage biodiesel production company. With the completion of such investment, the Company owns 36% of Terra, with an option to increase its ownership level to over 50% under certain, specific circumstances. The Company’s initial investment of $3.6 million has increased by its share of equity in earnings of $54,179 to the balance of $3,654,179. Terra is in the initial phases of constructing a 30 million gallons per year biodiesel production plant. They have contracted with Desmet Ballestra, a worldwide leader of biodiesel production technology, to provide the technology process for the plant. Upon completion, the plant will be able to process a 50/50 blend of soy oil and choice white grease.

Following is a summary of the financial positions as of December 31, 2007 and results of operations for the period ended December 31, 2007 for subsidiary investments as follows:

	BBD	United	Terra
Total Assets	$1,080,000	$803,509	$10,406,416
Total Liabilities	980,000	1,236,886	263,005
Total equity (deficit)	100,000	(433,377)	10,143,411
Net Income (loss)	(272,000)	(337,886)	142,012

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3 - MARKETABLE SECURITIES

The following tables summarize the Company’s investments as of December 31, 2007:

Cost Approximates Fair Value
Corporate bonds	$950,000
Municipal bonds	500,000
Taxable auction market preferred bonds	1,900,000
$3,350,000

There were no realized gains or losses for marketable securities for the year ended December 31, 2007. All marketable securities have maturity dates within one month of the year end. All positions in marketable securities were liquidated as of the date of this report and these funds have been reinvested in short term money market funds.

4 - NOTES RECEIVABLE

Notes receivable consist of the following at December 31, 2007:

Note receivables - Buffalo Biodiesel, Inc.	$292,000
Note receivables - United Biofuels, Inc.	1,174,990
1,466,990
Less - Current maturities	650,000
$816,990

5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2007:

Furniture and equipment	$34,166
Less - Accumulated depreciation	6,359
$27,807

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6 - COMMON STOCK

Common stock voting rights, par value, dividend features and authorized, issued and outstanding shares are summarized as follows as of December 31, 2007:

	Authorized	Issued and Outstanding
Common stock, voting, $.001 par value	1,000,000	646,986

The Company has not paid any dividends to its stockholders since its inception and does not plan to pay any cash dividends in the foreseeable future.

In 2007, the Company received $725,000 in additional investments for the remaining 47,000 shares of Series A common stock subscriptions. Metalico participated in the remaining Series A subscriptions by investing $500,000 for 40,000 shares of common stock.

Under the terms of the Company’s Amendment No. 1 to the Amended and Restated Stock Subscription Agreement and Stockholder Agreement dated August 22, 2007, the Company is required to facilitate a public trading event as of one of the following three dates:  (i) the Company shall have until April 30, 2008 to make an appropriate filing with a traditional trading platform, such filing to be declared effective no later than September 30, 2008; (ii) if the Company does not make such filing by April 30, 2008, it shall have until July 31, 2008 to facilitate a public trading event through a non-traditional platform; and (iii) if the Company shall have made such filing by April 30, 2008, but such filing shall not have been deemed effective by September 30, 2008, the Company shall have until December 1, 2008 to facilitate a public trading event through a non-traditional platform. If the Company fails to facilitate a public trading event within those timeframes, certain purchasers of the Company’s common stock shall have the right to require Metalico to purchase all or a portion of the securities of such purchaser by giving notice to Metalico within 30 days of the respective dates.  A traditional trading platform is defined to be the American Stock Exchange, the NASDAQ market, NYSE, the OTC
Bulletin Board, or any similar trading provider and a non-traditional trading platform is defined as a reverse merger with a public shell, a listing on the Pink Sheets trading system, acquisition by a Special Purpose Acquisition Company (SPAC) or any other similar mechanism deemed appropriate by the Company’s board of directors.

In September 2007, pursuant to the Series B Stock Subscription Agreement and Stockholder (Series B Agreement), the Company received approximately $5,387,000 in additional investments for 172,387 shares of common stock.  Metalico participated in the Series B Agreement by investing $2,000,000 for 64,000 shares of common stock.  Metalico’s ownership percentage subsequent to the private placement is approximately 47% of the Company. The Series B Agreement has the same terms regarding stockholder sale rights as per the preceding paragraph.

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7 - RELATED PARTY TRANSACTIONS

Metalico provides office space, management and administrative support to the Company on a month to month basis. General and administrative expenses to the related party are as follows:

		Cumulative Totals
		September 5, 2006
	Year Ended	(Inception) through
	December 31, 2007	December 31, 2007

Management fees	$66,000	$88,000
Rent	28,800	38,400
Administrative fees	28,500	38,000
	$123,300	$164,400

The Chairman of Beacon Energy Corp. is also the Chairman and Chief Executive Officer of Metalico, Inc., the largest shareholder of the Company.

8 - INCOME TAX MATTERS

Net deferred tax assets resulting from differences in the timing of the recognition of certain income and expense items for financial and tax accounting purposes, consist of the following components as of December 31, 2007:

Deferred tax asset
Loss carryforwards	$394,000
Less valuation allowance	394,000
$-

Management has recorded a valuation allowance on the net deferred tax assets while the Company is in the development stage. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.

The income tax provision differs from the amount of income tax determined by applying the federal and state income tax rates to pretax loss for the year ended December 31, 2007:

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8 - INCOME TAX MATTERS (Continued)

Computed "expected" tax benefit	$(305,000)

Increase (decrease) in income taxes resulting from
State income taxes, net of federal tax benefit	(89,000)
Change in valuation allowance	394,000
$-

The Company has net operating loss carryforwards for federal and state income tax purposes of approximately $985,000 as of December 31, 2007. The net operating loss carryforwards are available to reduce future taxable income. Federal and state loss carryforwards will expire in 2027 and 2014, respectively.

9 - SUBSEQUENT EVENTS

On February 5, 2008, Beacon loaned an additional $225,000 to United Biofuels, Inc. pursuant to the terms of Term Note and Security Agreement (the “Additional Working Capital Loan”). This brings the aggregate amount of loans made by the Company to United to $1,399,990. The Additional Working Capital Loan bears interest at a fixed rate of 7% and is to repaid in full by January 1, 2009. It is secured by all the assets of United.

On February 5, 2008, the company entered into an agreement to purchase substantially all of the operating assets of Smithfield BioEnergy LLC, (“Smithfield BioEnergy”) an affiliate of Smithfield Foods, for approximately $9.825 million subject to certain closing date adjustments for inventory on hand. A non-refundable deposit of $1,500,000 was paid with the signing of this agreement. The Smithfield BioEnergy assets principally consist of an operating biodiesel plant with a production capacity of 12 million gallons per year located in Cleburne, Texas, and associated equipment. The plant utilizes unique state-of-the-art proprietary technology and specializes in the processing of animal fats and other secondary feedstocks. Beacon expects to finance the purchases through available cash and proceeds of a private equity placement.

On February 21, 2008 Beacon purchased an additional 600,000 limited liability company interests from Terra Bioenergy LLC (“Terra”) for $600,000 and guaranteed $250,000 (plus accrued but unpaid interest and expenses) of subordinated debt incurred by Terra. Beacon will receive a fee of approximately $10,000 per year plus the allocation of certain tax credits in exchange for such guarantee. The proceeds will be utilized by Terra to commence construction on its biodiesel production facility.

Beacon has invested approximately $420,000 in BDMR, Inc. (“BDMR”), a development stage company organized to invest in the solar installation market. BDMR currently has no operations. The President and CEO of Beacon is a stockholder, officer and director of BDMR.